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                                                                Exhibit 10.1(a)
                                  AMENDMENT TO
                         RAYMOND JAMES FINANCIAL, INC.
                        1992 INCENTIVE STOCK OPTION PLAN


         The Board of Directors and its shareholders have approved the following amendment to the Company's 1992 Incentive Stock Option Plan:

         3.1 Shares Subject to Plans. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share or treasury shares held by the Company ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 4,612,500 shares of Common Stock.




Date: February 12, 1998